Exhibit 10.1
Execution Version

$400,000,000

    VIPER ENERGY PARTNERS LP

    7.375% Senior Notes due 2031

    PURCHASE AGREEMENT

    October 12, 2023

Wells Fargo Securities, LLC
As Representative of the several Purchasers named in Schedule A

c/o Wells Fargo Securities, LLC
550 South Tryon Street, 7th Floor
Charlotte, North Carolina 28202

Ladies and Gentlemen:

Introductory. Viper Energy Partners LP, a Delaware limited partnership (the “Partnership”), agrees with the several initial purchasers named in Schedule A hereto (the “Purchasers”), for whom you are acting as representative (the “Representative”), subject to the terms and conditions stated herein, to issue and sell to the several Purchasers U.S. $400,000,000 aggregate principal amount of its 7.375% Senior Notes due 2031 (the “Notes”) to be issued under the indenture dated as of October 19, 2023 (the “Indenture”), among the Partnership, the Guarantor (as defined below) and Computershare Trust Company, National Association, as trustee (the “Trustee”). The Notes will be unconditionally guaranteed (the “Guarantee” and, together with the Notes, the “Offered Securities”) as to the payment of principal and interest by the Partnership’s sole subsidiary listed on Schedule B attached hereto (the “Guarantor”).
The Partnership, the Guarantor and Viper Energy Partners GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), are collectively called the “Partnership Entities.” The “Organizational Agreements” mean, collectively, the Second Amended and Restated Agreement of Limited Partnership of the Partnership (as it may be amended from time to time, the “Partnership Agreement”), the First Amended and Restated Limited Liability Company Agreement of the General Partner (as it may be amended from time to time, the “General Partner LLC Agreement”) and the Second Amended and Restated Limited Liability Company Agreement of the Guarantor (as it may be amended from time to time, the “OpCo LLC Agreement”).
The Offered Securities are being issued and sold in connection with the proposed acquisition by the Partnership of certain assets (the “GRP Assets”) pursuant to that certain Purchase and Sale Agreement, dated September 4, 2023 (the “Asset Purchase Agreement”), by and among Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP, Saxum Asset Holdings, LP (collectively, the “Sellers,” and affiliates of Warwick Capital Partners and GRP Energy Capital), the Partnership and the Guarantor (such transactions, the “GRP Asset Purchase”).
Subject to the terms of the Indenture, the Securities will be redeemed (the “Special Mandatory Redemption”) at a price equal to 100% of the initial issue price of the Securities, plus accrued and unpaid interest on the notes being redeemed, if any, from the Closing Date to, but excluding, the payment date of the Special Mandatory Redemption, in the event that (a) the GRP Asset Purchase has not been completed on or prior to December 29, 2023 (the “Outside Date”), or (b) prior to the Outside Date, (i) the Asset Purchase Agreement is terminated or (ii) the Company has decided that it will not pursue the consummation of the GRP Asset Purchase or has determined in its sole discretion that the consummation of the GRP Asset Purchase cannot or is not reasonably likely to be satisfied by the Outside Date. The Special Mandatory Redemption will be required to occur by a date no later than ten days after the Outside Date, upon three days’ notice.

Each of the Partnership Entities hereby jointly and severally agree with the several Purchasers as follows:
1.      Representations and Warranties of the Partnership Entities. Each of the Partnership Entities, jointly and severally, represent and warrant to, and agree with, the several Purchasers that:
(a)  Offering Memorandum; Certain Defined Terms. The Partnership has prepared a Preliminary Offering Memorandum and will prepare a Final Offering Memorandum.
For purposes of this Agreement:

“Applicable Time” means 3:23 p.m. (New York City time) on October 12, 2023.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Closing Date” has the meaning set forth in Section 2 hereof.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Commission” means the United States Securities and Exchange Commission.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Offering Memorandum” means the final offering memorandum relating to the Offered Securities to be offered by the Partnership that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).

“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Memorandum or the Final Offering Memorandum.

“General Disclosure Package” means the Preliminary Offering Memorandum together with any Issuer Free Writing Communication existing at the Applicable Time and the information in which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Partnership, used or referred to by the Partnership or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Partnership’s records.

“Preliminary Offering Memorandum” means the preliminary offering memorandum, dated October 12, 2023, relating to the Offered Securities to be offered by the Partnership.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board (the “PCAOB”) and, as applicable, the rules of the NASDAQ Global Select Market (“Exchange Rules”).

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule C hereto.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.

(b)  Disclosure. As of the date of this Agreement, the Final Offering Memorandum does not, and as of the Closing Date, the Final Offering Memorandum will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time, and as of the Closing Date, neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, included, or will include, any untrue statement of a material fact or omitted, or will omit, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary Offering Memorandum, the Final Offering Memorandum, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Partnership by any Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.
(c)  Organization and Good Standing of the Partnership Entities. Each of the Partnership Entities has been duly organized and is existing and in good standing under the laws of the State of Delaware, with limited partnership or limited liability company power and authority, as applicable, to own and/or lease its properties and conduct its business as described in the General Disclosure Package and the Final Offering Memorandum; and each of the Partnership Entities is duly qualified to do business as a foreign limited partnership or limited liability company, as applicable, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing in such other jurisdictions would not, individually or in the aggregate, (i) result in a material adverse effect on the condition (financial or otherwise), management, results of operations, business, properties or prospects of the Partnership Entities taken as a whole (“Material Adverse Effect”) or (ii) materially impair the ability of any of the Partnership Entities to consummate the offering of the Notes and the Guarantee or any other transactions provided for in this Agreement.
(d)  General Partner Authority. The General Partner has, and at the Closing Date will have, full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the General Disclosure Package and the Final Offering Memorandum.
(e)  Sponsor. Diamondback Energy, Inc., a Delaware corporation (the “Sponsor”), owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the General Partner LLC Agreement and the Sponsor has no obligation to make further payments for the purchase of such membership interest; and the Sponsor owns such membership interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except for restrictions on transferability contained in the General Partner LLC Agreement or as described in the General Disclosure Package and the Final Offering Memorandum, if any.
(f)  Guarantor. The Guarantor is the Partnership’s only “significant” subsidiary, as defined in Rule 1-02 of Regulation S-X. The Sponsor beneficially owns 90,709,946 units representing limited liability company interests in the Guarantor (the “OpCo Units”), and the Partnership owns 70,861,557 OpCo Units. All of the limited liability company interests in the Guarantor have been duly authorized and validly issued in accordance with the OpCo LLC Agreement, and the Sponsor and the Partnership have no obligation to make further payments for the purchase of such membership interest; and the Sponsor and the Partnership own such membership interest in the Guarantor free and clear of all Liens; except for (i) those arising under the Guarantor’s Senior Secured Revolving Credit Agreement, dated as of July 8, 2014, as may be amended, restated, supplemented or otherwise modified from time to time, (ii) restrictions on transferability contained in the OpCo LLC Agreement and (iii) as described in the General Disclosure Package and the Final Offering Memorandum, if any.
(g)  The General Partner. The General Partner is, and at the Closing Date, will be, the sole general partner of the Partnership, with a non-economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner has no obligation to make further payments for the purchase of such general partner interest; and the General Partner owns such general partner interest free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement and as described in the General Disclosure Package and the Final Offering Memorandum, if any.
(h)  Indenture. The Indenture has been duly authorized by each of the Partnership and the Guarantor and, on the Closing Date, will have been duly executed and delivered by each of the Partnership and the Guarantor and will constitute the valid and legally binding obligations of the Partnership and the Guarantor, enforceable against the Partnership and the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws of general applicability relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification and contribution may be limited by applicable law.
(i)  The Notes and the Guarantee. On the Closing Date, the Notes to be purchased by the Purchasers from the Partnership (i) will be in the form contemplated by the Indenture, (ii) will have been duly authorized by the Partnership on the date this Agreement is signed for issuance and sale pursuant to this Agreement and the Indenture, (iii) will have been duly executed by the Partnership, (iv) when authenticated by the Trustee in the manner provided for in the Indenture on the Closing Date and delivered against payment of the purchase price therefor, will have been duly authenticated, issued, executed and delivered and will constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws of general applicability relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification and contribution may be limited by applicable law, and (v) will be entitled to the benefits of the Indenture. On the Closing Date, the Guarantee of the Notes will be in the form contemplated by the Indenture and will have been duly authorized by the Guarantor for issuance pursuant to this Agreement and the Indenture. When issued by the Guarantor, the Guarantee of the Notes will have been duly executed and delivered by the Guarantor at the Closing Date and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the Guarantee will constitute the valid and legally binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws of general applicability relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits provided by the Indenture.
(j)  No Finder’s Fee. Other than this Agreement, there are no contracts, agreements or understandings between the Partnership, the Guarantor and any person that would give rise to a valid claim against any of the Partnership Entities or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with this offering and sale of the Offered Securities.
(k)  Accurate Descriptions. At the Closing Date, the Indenture, the Notes and the Guarantee will conform in all material respects to the respective statements relating thereto contained in the General Disclosure Package and the Final Offering Memorandum.

(l)  No Registration Rights. There are no contracts, agreements or understandings between any of the Partnership Entities and any person granting such person the right to require the Partnership or the Guarantor to file a registration statement under the Securities Act with respect to any debt securities of the Partnership or the Guarantor owned or to be owned by such person.
(m)  Absence of Further Requirements. No consent, approval, authorization or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by any of the Partnership Entities for the consummation of the transactions contemplated by this Agreement, the Asset Purchase Agreement in connection with the acquisition of the GRP Assets or the Indenture in connection with the offering, issuance and sale of the Notes by the Partnership and the issuance of the Guarantee by the Guarantor except for such as have been obtained, or made and such as may be required under state securities laws and, with respect to certain registration rights contemplated by the Asset Purchase Agreement in connection with the acquisition of the GRP Assets, under federal securities laws.
(n)  Title to Property. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, each of the Partnership Entities has (i) good and defensible title to all of the interests in oil and gas properties underlying its estimates of its net proved reserves contained in the General Disclosure Package and the Final Offering Memorandum and (ii) good and marketable title to all other real and personal property reflected in the General Disclosure Package and Final Offering Memorandum as assets owned by it, in each case free and clear of all liens, encumbrances and defects except such as (x) are described in the General Disclosure Package and Final Offering Memorandum with respect to the Partnership’s revolving credit facility or (y) do not materially affect the value of the properties of the Partnership Entities and do not interfere in any material respect with the use made or proposed to be made of such properties by the Partnership Entities; any other real property and buildings the Partnership Entities held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Partnership Entities; and the working interests derived from oil, gas and mineral leases or mineral interests that constitute a portion of the real property held or leased by the Partnership Entities reflect in all material respects the rights of the Partnership Entities to explore, develop or produce hydrocarbons from such real property in the manner contemplated by the General Disclosure Package and the Final Offering Memorandum, and the care taken by the Partnership Entities with respect to acquiring or otherwise procuring such leases or other property interests was generally consistent with standard industry practices in the areas in which the Partnership Entities operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons. With respect to interests in oil and gas properties obtained by or on behalf of the Partnership Entities that have not yet been drilled or included in a unit for drilling, the Partnership Entities have carried out such title investigations in accordance with the reasonable practice in the oil and gas industry in the areas in which the Partnership Entities operate.
(o)  Rights-of-Way. Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to enable it to conduct its business in the manner described in the General Disclosure Package and the Final Offering Memorandum, subject to qualifications as may be set forth in the General Disclosure Package and the Final Offering Memorandum, except where failure to have such rights-of way would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
(p)  Reserve Engineers.
(i)    Ryder Scott Company, L.P. (“Ryder Scott”), a reserve engineer that prepared reserve reports on estimated net proved oil and natural gas reserves with respect to the mineral interests held by the Guarantor as of December 31, 2022, December 31, 2021 and December 31, 2020 was, as of the date of preparation of such reserve reports, and is, as of the date hereof, an independent petroleum engineer with respect to the Partnership Entities.

(ii)    DeGolyer & MacNaughton (“D&M”), a reserve engineer that prepared reserve reports on estimated net proved oil and natural gas reserves of the GRP Assets as of April 1, 2023 was, as of the date of preparation of such reserve reports, and is, as of the date hereof, an independent petroleum engineer with respect to GRP Energy Capital.
(q)  Reserve Report Information. The information contained or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum regarding estimated proved reserves is based upon the reserve reports prepared by Ryder Scott and D&M. The information provided to Ryder Scott by the Partnership Entities and, to the knowledge of the Partnership Entities, the information provided to D&M by the Sellers, including, without limitation, information as to: production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates that such reports were made. Such information was provided to Ryder Scott and, to the knowledge of the Partnership Entities, such information was provided to D&M in accordance with all customary industry practices.
(r)  Reserve Reports. The reserve reports prepared by Ryder Scott contained or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum (the “RS Reserve Reports”) setting forth the estimated net proved oil and gas reserves with respect to the mineral interests held by the Guarantor accurately reflect in all material respects the ownership interests of the Guarantor in the properties therein. To the knowledge of the Partnership Entities, the reserve reports prepared by D&M contained or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum (the “D&M Reserve Reports” and, together with the RS Reserve Reports, the “Reserve Reports”) setting forth the estimated net proved oil and gas reserves of the GRP Assets accurately reflect in all material respects the ownership interests of the Sellers in the properties therein. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other facts, in each case in the ordinary course of business, and except as disclosed in the General Disclosure Package and the Final Offering Memorandum, none of the Partnership Entities is aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described or incorporated by reference in the General Disclosure Package, the Final Offering Memorandum and the Reserve Reports; and estimates of such reserves and present values as described or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum and reflected in the Reserve Reports comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.
(s)   Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Indenture and this Agreement and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof or the execution, delivery and performance of the Asset Purchase Agreement and the consummation by the Partnership Entities of the transactions contemplated by the Asset Purchase Agreement did not and will not, as applicable, result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities pursuant to (i) the Organizational Agreements, the certificates of limited partnership or formation or any other organizational document of any Partnership Entity, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Partnership Entities or any of their respective properties, or (iii) any agreement or instrument to which any Partnership Entity is a party or by which any of the Partnership Entities are bound or to which any of the properties of the Partnership Entities is subject, except in the case of clauses (ii) and (iii), for any breaches, violations, defaults, liens, charges or encumbrances, which, individually or in the aggregate, would not result in a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf)

the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Partnership Entities.
(t)  Absence of Existing Defaults and Conflicts. None of the Partnership Entities (i) is in violation of its respective limited partnership agreement, limited liability company agreement or the Organizational Agreements, (ii) is in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets, except, in the case of clauses (ii) and (iii), to the extent any such violation or default would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.
(u)  Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Entities.
(v)  Possession of Licenses and Permits. The Partnership Entities possess all adequate certificates, authorizations, franchises, licenses and permits issued by appropriate federal, state, local or foreign regulatory bodies (collectively, “Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Offering Memorandum to be conducted by them, except where the failure to have obtained the same would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. The Partnership Entities are in compliance with the terms and conditions of all such Licenses, except where the failure to so comply would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to a Partnership Entity, would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.
(w)  Possession of Intellectual Property. The Partnership Entities own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Partnership Entities, would, individually or in the aggregate, result in a Material Adverse Effect.
(x)  Environmental Laws. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, (a)(i) none of the Partnership Entities is in violation of, and none of the Partnership Entities have any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the generation, use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources, to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) to the knowledge of the Partnership Entities, none of the Partnership Entities owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) none of the Partnership Entities is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) to the knowledge of the Partnership Entities, none of the Partnership Entities is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) none of the Partnership Entities is subject to any pending, or to the Partnership Entities’ knowledge threatened, claim by any governmental agency or governmental body or person arising under Environmental Laws or relating to Hazardous Substances, and (vi) the Partnership Entities have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their business, except in each case covered by clauses (i) – (vi) such as would not, individually or in the aggregate, result in a Material Adverse Effect; (b) to the knowledge of the Partnership Entities, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would, individually or in the aggregate, result in a Material Adverse Effect; and (c) in the ordinary course of its business, the Partnership Entities periodically evaluate the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of the Partnership, and, on the basis of such evaluation, the Partnership Entities have reasonably concluded that such Environmental Laws will not, individually or in the aggregate, result in a Material Adverse Effect. For purposes of this subsection, “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances, and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.
(y)  Accurate Disclosure. The statements in the General Disclosure Package and the Final Offering Memorandum under the headings “Description of Other Indebtedness,” “Description of Notes” and “Material U.S. Federal Income Tax Considerations” insofar as such statements summarize legal matters, agreements, documents or legal or regulatory proceedings discussed therein, are accurate and fair summaries, in all material respects, of such legal matters, agreements, documents or legal or regulatory proceedings and present the information required to be shown.
(z)  Absence of Manipulation. None of the Partnership Entities have taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership.
(aa)  Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in the Preliminary Offering Memorandum, the Final Offering Memorandum, or any Issuer Free Writing Communication are based on or derived from sources that the Partnership Entities believe to be reliable and accurate in all material respects.
(bb)  Internal Controls and Compliance with the Sarbanes-Oxley Act. The Partnership Entities and the Board of Directors of the General Partner (the “Board”) are in compliance with all applicable provisions of Sarbanes-Oxley, the Exchange Act and the Exchange Rules. The Partnership maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters, internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act), an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the applicable Securities Laws and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The Partnership maintains Internal Controls that are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the General Disclosure Package and the Final Offering Memorandum is prepared in accordance with the Commission's rules and guidelines applicable thereto. The Internal Controls are overseen by the Audit Committee of the Board (the “Audit Committee”) in accordance with Exchange Rules. The Partnership is not aware of any, and has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Partnership does not reasonably expect to publicly disclose or report to the

Audit Committee or the Board, (i) a significant deficiency, (ii) material weakness, change in Internal Controls or (iii) fraud involving management or other employees who have a significant role in Internal Controls, (iv) any violation of, or failure to comply with, the Securities Laws, or (v) any matter which, if determined adversely, would result with respect to (v) individually or in the aggregate in a Material Adverse Effect.
(cc)  Disclosure Controls. The Partnership maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Partnership in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Partnership’s management, as appropriate to allow timely decisions regarding required disclosure. The Partnership has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(dd)  Litigation. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Partnership Entities or, to the knowledge of the Partnership Entities, any of their respective properties that, if determined adversely to a Partnership Entity, would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, or would materially and adversely affect the ability of the Partnership Entities to perform their respective obligations under the Indenture, the Offered Securities or this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the knowledge of the Partnership Entities, threatened or contemplated.
(ee)  Financial Statements. The historical financial statements of the Partnership included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum present fairly the financial position of the Partnership at the dates shown and their results of operations and cash flows of the Partnership and for the periods shown, and such financial statements have been prepared in conformity with GAAP, applied on a consistent basis; and the pro forma financial statements incorporated by reference in the General Disclosure Package and the Final Offering Memorandum have been prepared in accordance with the applicable accounting requirements of Regulation S-X under the Act, the assumptions used in preparing the pro forma financial statements incorporated by reference in the General Disclosure Package and the Final Offering Memorandum provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. Grant Thornton LLP has certified the audited financial statements of the Partnership included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum and is an independent registered public accounting firm with respect to the Partnership within the Rules and Regulations and as required by the Securities Act and the applicable rules and guidance from the PCAOB. The other financial and statistical data included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum present fairly, in all material respects, the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Partnership Entities and their subsidiaries. The Partnership Entities and their subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the General Disclosure Package and the Final Offering Memorandum. Grant Thornton LLP has audited the historical statement of revenues and direct operating expenses of the GRP Assets included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum and, to the knowledge of the Partnership Entities, such financial statements and the related notes thereto present fairly in all material respects the statement of revenues and direct operating expenses for the periods shown. The unaudited pro forma financial information and the related notes thereto included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the General Disclosure Package and the Final Offering Memorandum. Grant Thornton LLP has certified the audited financial statements relating to the GRP Assets included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum and, to the knowledge of the Partnership Entities, is an independent registered public accounting firm with respect to the GRP Assets within the Rules and Regulations and as required by the Securities Act and the applicable rules and guidance from the American Institute of Certified Public Accountants. There are no financial statements that are required to be included in a registration statement on Form S-1 that are not included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Preliminary Offering Memorandum, the General Disclosure Package and the Final Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(ff)  No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum (exclusive of any amendment or supplement thereto), since the end of the period covered by the latest audited financial statements included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum, (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, management, properties or prospects of the Partnership Entities, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Partnership on any class of their capital stock, (iii) there has been no material change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Partnership Entities, (iv) there has been no material transaction entered into and there is no material transaction that is probable of being entered into by the Partnership Entities other than transactions in the ordinary course of business and (v) there has been no obligation, direct or contingent, that is material to the Partnership Entities taken as a whole, incurred by the Partnership Entities, except obligations incurred in the ordinary course of business.
(gg)  Investment Company Act. None of the Partnership Entities is, and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Offering Memorandum, will be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).
(hh)  Regulations T, U, X. None of the Partnership Entities or any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.
(ii)  Federal Income Tax Election. Effective May 10, 2018, the Partnership has properly elected to be classified as an association taxable as a corporation for United States federal income tax purposes. Each of the Partnership Entities other than the Partnership is properly classified as either a disregarded entity or a partnership for United States federal income tax purposes.
(jj)  Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Partnership Entities that it is considering imposing) any condition (financial or otherwise) on the Partnership Entities’ retaining any rating assigned to the Partnership Entities or any securities of the Partnership Entities or (ii) has indicated to the Partnership Entities that it is considering any of the actions described in Section 7(c)(ii) hereof.
(kk)  Class of Securities Not Listed. No securities of the same class (within the meaning of Rule 144A(d)(3) of the Securities Act) as the Offered Securities are and will be,

at the Closing Date, listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.
(ll)  No Registration. Assuming the representations and warranties in Section 3 hereof are true and correct and the Purchasers comply with the offer and sale procedures set forth in this Agreement, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(a)(2) thereof and Regulation S thereunder; and it is not necessary to qualify the Indenture under the Trust Indenture Act.
(mm)  No General Solicitation; No Directed Selling Efforts. None of the Partnership Entities, any of their respective affiliates, or any person acting on their behalf (other than any Purchaser or a Purchaser’s affiliates or any of their representatives, as to whom the Partnership Entities make no representation or warranty) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. Each of the Partnership Entities, their respective affiliates and any person acting on their behalf (other than any Purchaser or a Purchaser’s affiliates or any of their representatives, as to whom the Partnership Entities make no representation or warranty) have complied and will comply with the offering restrictions requirement of Regulation S. None of the Partnership Entities have entered, and none of the Partnership Entities will enter, into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.
(nn)  Insurance. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, the Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Partnership reasonably believes are adequate for the conduct of their business. All such policies of insurance insuring the Partnership Entities are in full force and effect. The Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. None of the Partnership Entities have any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably expected to individually or in the aggregate have a Material Adverse Effect, except as disclosed in the General Disclosure Package and the Final Offering Memorandum.
(oo)  Tax Returns. The Partnership Entities have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect); and, except as set forth in the General Disclosure Package and the Final Offering Memorandum, the Partnership Entities have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP and as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.
(pp)  Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and the directors, officers, unitholders, customers or suppliers of the Partnership Entities, on the other hand, which is required to be described in a registration statement on Form S-1 that is not so described in the General Disclosure Package and the Final Offering Memorandum.

(qq)  ERISA. The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”) has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) that has been established or maintained by the Partnership Entities or any of their subsidiaries, and the trust forming part of each such plan that is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, is so qualified; each of the Partnership Entities and each of their subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Partnership Entities nor any of their subsidiaries maintain or are required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) that provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Partnership Entities and/or any of their subsidiaries are in compliance with the currently applicable provisions of ERISA, except where the failure to comply would not, individually or in the aggregate, result in a Material Adverse Effect; and neither the Partnership Entities nor any of their subsidiaries have incurred or would reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063 or 4064 of ERISA, or any other liability under Title IV of ERISA.
(rr)  No Unlawful Payments. None of the Partnership Entities or, to the knowledge of the Partnership Entities, any director, officer, agent, employee, affiliate of, or other person associated with or acting on behalf of, the Partnership Entities has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Partnership Entities have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(ss)  Compliance with Anti-Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act), the anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership Entities, threatened.
(tt)  No Conflicts with Sanctions Laws. None of the Partnership Entities or, to the knowledge of the Partnership Entities, any director, officer, agent, employee, affiliate of, or other person associated with or acting on behalf of, the Partnership Entities is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, the Hong Kong Monetary Authority, the Monetary Authority of Singapore or other relevant sanctions authority (collectively, “Sanctions”), nor are any of the Partnership Entities located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea, Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic or any other covered region of Ukraine identified pursuant to Executive Order 14065 (each, a “Sanctioned Country”); and the Partnership Entities will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, or knowingly contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person or entity that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any person or entity in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person or entity (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Partnership Entities have not engaged in, and are not now to their knowledge engaged in and will not knowingly engage in, any dealings or transactions with any person or entity that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with or in any Sanctioned Country.
(uu)  Guarantor Distributions to Partnership. The Guarantor is not prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership.
(vv)  Cybersecurity. Each Partnership Entity’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of such Partnership Entity as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Each Partnership Entity has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with its business, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that (i) have been remedied without material cost or liability or the duty to notify any other person and (ii) those that will not, individually or in the aggregate result, in a Material Adverse Effect, nor any incidents under internal review or investigations relating to the same. Each Partnership Entity is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.
(ww)  The Asset Purchase Agreement. The Asset Purchase Agreement has been duly authorized, executed and delivered by each Partnership Entity party thereto. The Partnership Entities have not received any notice of termination of the Asset Purchase Agreement from the Sellers, and the Partnership Entities have no reason to believe that, and have not received notice from the Sellers that, the Seller’s conditions to the closing of the transactions contemplated by the Asset Purchase Agreement will not be satisfied within the timeframe contemplated therein.
Any certificate signed by any officer of the General Partner and delivered to the Representative or counsel for the Purchasers in connection with the offering of the Notes shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Purchaser.
2.      Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of 99.000% of the aggregate principal amount thereof plus accrued interest, if any, from October 19, 2023 to the Closing Date (as hereinafter defined), the respective principal amount of the Notes set forth opposite the names of the several Purchasers in Schedule A hereto.
The Partnership will deliver against payment of the purchase price the Notes to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global securities in registered form without interest coupons (the “Regulation S Global Securities”) which will be deposited on the Closing Date with the Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants and registered in the name of Cede & Co., as nominee for DTC. The Partnership will deliver against payment of the purchase price the Notes to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A (the “144A Securities”) in the form of one or more permanent global securities in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Regulation S Global Security and the Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the General Disclosure Package and the Final Offering Memorandum. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the General Disclosure Package and the Final Offering Memorandum.

Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Representative at the office of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, at 9:00 A.M., (New York time), on October 19, 2023, or at such other time not later than seven full business days thereafter as the Representative and the Partnership determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Latham & Watkins LLP, 811 Main Street Suite 3700, Houston, Texas 77002 at least 24 hours prior to the Closing Date.

3.      Representations by the Purchasers; Resale by the Purchasers.
(a)      Each Purchaser severally represents and warrants to the Partnership and the Guarantor that it is an “accredited investor” within the meaning of Regulation D under the Securities Act (“Regulation D”).
(b)      Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c)  Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with its affiliates, the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Partnership and the Guarantor.
(d)  Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.
(e)      Each of the Purchasers severally represents and agrees that:
(i)  (A) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (B) it has not offered or sold and will not offer or sell the Offered Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Offered Securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Partnership;
(ii)  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Partnership or the Guarantor; and
(iii)  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.
4.      Certain Agreements of the Partnership Entities. Each of the Partnership Entities agrees, jointly and severally, with the several Purchasers that:
(a)   Amendments and Supplements to Offering Memorandum. The Partnership Entities will promptly advise the Representative of any proposal to amend or supplement the Preliminary Offering Memorandum or Final Offering Memorandum and will not effect such amendment or supplementation without the Representative’s consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which any document included in the Preliminary Offering Memorandum or Final Offering Memorandum or the General Disclosure Package or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Preliminary Offering Memorandum or Final Offering Memorandum, the General Disclosure Package or any Supplemental Marketing Material to comply with any applicable law, the Partnership Entities promptly will notify the Representative of such event and promptly will prepare and furnish, at their own expense, to the Purchasers and the dealers and to any other dealers at the request of the Representative, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Representative’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.
(b)  Furnishing of Offering Memorandum. The Partnership Entities will furnish to the Representative copies of the Preliminary Offering Memorandum, each other document comprising a part of the General Disclosure Package, the Final Offering Memorandum, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representative reasonably request. At any time when the Partnership is not subject to Section 13 or 15(d), and any Offered Securities remain “restricted securities” within the meaning of the Securities Act, the Partnership Entities will promptly furnish or cause to be furnished to the Representative (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Partnership will pay the expenses of printing and distributing to the Purchasers all such documents.
(c)  Blue Sky Qualifications. The Partnership Entities will cooperate with the Purchasers and counsel for the Purchasers to qualify the Offered Securities for sale and the determination of their eligibility for investment under the state securities or blue sky laws of such jurisdictions in the United States and Canada as the Representative reasonably designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers; provided that the Partnership will not be required to qualify as a foreign entity or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not presently qualified or subject to taxation.
(d)  Reporting Requirements. For so long as the Notes remain outstanding, the Partnership will furnish, upon request, to the Representative and, upon request, to each of the other Purchasers as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Partnership will furnish to the Representative and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Partnership filed with the Commission under the Exchange Act or mailed to the Partnership’s unitholders, the Trustee or holders of the Offered Securities and (ii) from time to time, such other information concerning the Partnership as the Representative may reasonably request. However, so long as the Partnership is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Purchasers. For so long as the Offered Securities are outstanding, the Partnership Entities shall make publicly available the documents and information sufficient to allow brokers and dealers to publish quotations for the Offered Securities in compliance with Rule 15c2-11 under the Exchange Act.
(e)  Transfer Restrictions. During the period of one year after the Closing Date, the Partnership will, upon request, furnish to the Representative, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.
(f)  No Resales by Affiliates. During the period of one year after the Closing Date, unless permitted under Rule 144 of the Securities Act, the Partnership will not, and will not permit any of its affiliates (as defined in Rule 144) to, resell any of the Offered Securities that have been reacquired by any of them, unless such Offered Securities are resold in a transaction registered under the Securities Act.
(g)  Investment Company. During the period of two years after the Closing Date, none of the Partnership Entities will be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.
(h)  Payment of Expenses. The Partnership Entities will jointly and severally pay all expenses incident to the performance of their respective obligations under this Agreement and the Indenture, including but not limited to (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Preliminary Offering Memorandum, any other documents comprising any part of the General Disclosure Package, the Final Offering Memorandum, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) any fees and reasonable attorney’s fees and expenses incurred by the Partnership Entities and the Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Securities for offer and sale under the state securities or blue sky laws of such jurisdictions as the Representative designates and the preparation and printing of memoranda relating thereto, (iv) any fees charged by investment rating agencies for the rating of the Offered Securities, (v) expenses incurred in distributing (including any form of electronic distribution) the Preliminary Offering Memorandum, any other documents comprising any part of the General Disclosure Package, the Final Offering Memorandum (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers, and (vi) expenses incurred in preparing, printing and distributing any Free Writing Communications to investors or prospective investors. The Partnership Entities will also pay or reimburse the Purchasers (to the extent incurred by them) for costs and expenses of the officers and employees of the General Partner and any other expenses of the Partnership Entities relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the officers and employees of the Partnership Entities; provided, however, that the Purchasers will pay 50% of the costs and expenses of any chartered flight. Except as provided in this Agreement, the Purchasers shall pay all of their own costs and expenses, including the fees and disbursement of their counsel.
(i)  Use of Proceeds. The Partnership will use the net proceeds received in connection with this offering of the Offered Securities in the manner described in the “Use of Proceeds” section of the General Disclosure Package and except as disclosed in the General Disclosure Package, the Partnership does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Purchaser.
(j)  Absence of Manipulation. In connection with the offering, until the Representative shall have notified the Partnership and the other Purchasers of the completion of the resale of the Offered Securities, none of the Partnership Entities nor any of their affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.
(k)  Restriction on Sale of Securities. For a period of 90 days after the date hereof, none of the Partnership Entities will, directly or indirectly, take any of the following actions with respect to any United States dollar-denominated debt securities issued or guaranteed by the Partnership Entities and having a maturity of more than one year from the date of issue or any securities convertible into or exchangeable or exercisable for any debt securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action, without the prior written consent of the Representative, except that the Partnership is permitted to make a filing by the Partnership of a shelf registration statement on Form S-3, or any amendments or supplements thereto, under the Securities Act, which registration statement may include any debt and other securities; provided that no sales under any such registration statement shall be permitted during this 90-day period with respect to such dollar-denominated debt securities. None of the Partnership Entities will at any time directly or indirectly, take any action referred to in clauses (i) through (v) above with respect to any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(a)(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.
(l)  Eligibility for Clearance. The Partnership Entities will reasonably assist the Purchasers to permit the Offered Securities to be eligible for clearance and settlement through the facilities of DTC.
(m)  No General Solicitation or Directed Selling Efforts. None of the Partnership Entities or any of their affiliates or any other person acting on its or their behalf (other than the Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Offered Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D without the prior written consent of the Representative or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S thereunder, and all such persons will comply with the offering restrictions requirement of Regulation S applicable to such persons.
5.      Free Writing Communications.
(a)   Issuer Free Writing Communications. Each of the Partnership Entities represents and agrees that, unless it obtains the prior consent of the Representative, and each Purchaser severally represents and agrees that, unless it obtains the prior consent of the Partnership Entities and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.
(b)  Term Sheets. The Partnership consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Memorandum, including by means of a pricing term sheet in the form of Annex I to Schedule C hereto, or (ii) does not contain any material information about the Partnership Entities or their respective securities that was provided by or on behalf of the Partnership Entities, it being understood and agreed that each of the Partnership Entities shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) (other than the pricing term sheet attached as Annex I to Schedule C hereto) as compared with the information in the Preliminary Offering Memorandum, the Final Offering Memorandum or the General Disclosure Package and any such inaccurate Free Writing Communication shall not be an Issuer Free Writing Communication for purposes of this Agreement.
6.      Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties of the Partnership Entities herein at the Applicable Time and on the Closing Date (as though made on the Closing Date), to the accuracy of the statements of officers of the General Partner and the Guarantor made pursuant to the provisions hereof, to the performance by the Partnership Entities of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)  Comfort Letters. The Representative shall have received letters, dated, respectively, the date hereof and the Closing Date, of Grant Thornton LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws, in form and substance satisfactory to the Purchasers concerning the financial information with respect to the Partnership and its subsidiaries or the GRP Assets, as applicable, included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum.
(b)  Ryder Scott Comfort Letters. The Representative shall have received letters, dated, respectively, the date hereof and the Closing Date, of Ryder Scott (i) confirming that as of the date of its reserve report for the year ended December 31, 2022, it was an independent reserve engineer for the Partnership and the Guarantor, and that, as of the date of such letter, no information had come to its attention that could reasonably have been expected to cause it to withdraw its reserve reports and (ii) otherwise in form and substance acceptable to the Representative.
(c)  D&M Comfort Letters. The Representative shall have received letters, dated, respectively, the date hereof and the Closing Date, of D&M (i) confirming that as of the date of its reserve report as of April 1, 2023, it was an independent reserve engineer for GRP Energy Capital, and that, as of the date of such letter, no information had come to its attention that could reasonably have been expected to cause it to withdraw its reserve reports and (ii) otherwise in form and substance acceptable to the Representative.
(d)  No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, to the extent applicable, (i) no downgrading shall have occurred in the rating accorded the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the Exchange Act), (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership’s debt securities, (iii) no change, nor any development or event involving a prospective change, shall have occurred in the condition (financial or otherwise), results of operations, business, management, properties or prospects of the Partnership Entities, taken as a whole, which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with the offer, sale or delivery of the Offered Securities or to enforce contracts for the sale of the Offered Securities and (iv) no change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical or inadvisable to proceed with the offer, sale or delivery of the Offered Securities or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market shall have occurred.
(e)  Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market), or (B) trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis either within or outside the United States, as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Securities on the Closing Date on the terms and in the manner contemplated in the General Disclosure Package and the Final Offering Memorandum.

(f)  Opinion of Counsel for the Partnership Entities. On the Closing Date, the Purchasers shall have received an opinion, including negative assurance, dated the Closing Date, of Akin Gump Strauss Hauer & Feld LLP, counsel for the Partnership Entities, in form and substance reasonably satisfactory to the Representative.
(g)  Opinion of General Counsel for the General Partner. On the Closing Date, the Purchasers shall have received an opinion, dated the Closing Date, of P. Matt Zmigrosky, General Counsel for the General Partner and the Guarantor, in form and substance reasonably satisfactory to the Representative.
(h)  Opinion of Counsel for the Purchasers. On the Closing Date, the Purchasers shall have received from Latham & Watkins LLP, counsel for the Purchasers, such opinion or opinions and negative assurance letter, dated the Closing Date, with respect to such matters as the Representative may require, and the Partnership Entities shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(i)  Officers’ Certificate. The Purchasers shall have received a certificate, dated the Closing Date, of an executive officer of the General Partner and the Guarantor and a principal financial or accounting officer of the General Partner and the Guarantor in which such officers shall state that (i) the representations and warranties of the Partnership Entities in this Agreement are true and correct, (ii) the Partnership Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) subsequent to the date of the most recent financial statements in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, management, properties or prospects of the Partnership Entities, taken as a whole, except as set forth in the General Disclosure Package or as described in such certificate.
(j)  Officer’s Certificate. The Representative shall have received, on the date hereof and the Closing Date, a certificate or certificates of an officer or officers of the General Partner with respect to the pro forma financial and operational information included in the General Disclosure Package or the Final Offering Memorandum, in form and substance reasonably acceptable to the Representative.
(k)  DTC Eligibility. The Notes shall be eligible for clearance and settlement through DTC.
(l)  Indenture. The Purchasers shall have received a counterpart of the Indenture with respect to the Offered Securities that shall have been validly executed and delivered by each of the Partnership, the Guarantor and the Trustee.
The Partnership Entities will furnish the Purchasers with any additional opinions, certificates, letters and documents as the Representative reasonably requests and conformed copies of documents delivered pursuant to this Section 6. The Representative may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of a Closing Date or otherwise.

7.      Indemnification and Contribution.
(a)   Indemnification of the Purchasers. The Partnership Entities hereby agree, jointly and severally, to indemnify and hold harmless each Purchaser, its affiliates, directors, officers and employees and each person, if any, who controls any Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Notes), to which that Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Offering Memorandum or the Final Offering Memorandum or in any

amendment or supplement thereto (including, without limitation, any Supplemental Marketing Material), (B) any Issuer Free Writing Communication or in any amendment or supplement thereto, (C) any Exchange Act report, or (D) any Blue Sky application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum or the Final Offering Memorandum, any Issuer Free Writing Communication or in any amendment or supplement thereto, any Supplemental Marketing Material, any Exchange Act report or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Purchaser and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Purchaser, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Partnership Entities shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum, the Final Offering Memorandum, any Issuer Free Writing Communication or in any such amendment or supplement thereto, any Supplemental Marketing Material, any Exchange Act report or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such Purchaser furnished to the Partnership through the Representative by or on behalf of any Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 7(e). The foregoing indemnity agreement is in addition to any liability which the Partnership may otherwise have to any Purchaser or to any affiliate, director, officer, employee or controlling person of that Purchaser.
(b)  Indemnification of the Partnership Entities. Each Purchaser, severally and not jointly, shall indemnify and hold harmless each Partnership Entity, its directors, officers and employees, and each person, if any, who controls such Partnership Entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which such Partnership Entity or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Final Offering Memorandum, any Issuer Free Writing Communication or in any amendment or supplement thereto or in any Blue Sky Application, or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum, the Final Offering Memorandum, any Issuer Free Writing Communication or in any amendment or supplement thereto or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Purchaser furnished to the Partnership through the Representative by or on behalf of that Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 7(e). The foregoing indemnity agreement is in addition to any liability that any Purchaser may otherwise have to the Partnership or any such director, officer, employee or controlling person.
(c)  Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ separate counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 7 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.
(d)  Contribution. If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a), or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership Entities, on the one hand, and the Purchasers, on the other, from the offering of the Offered Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Entities, on the one hand, and the Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Entities, on the one hand, and the Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Securities purchased under this Agreement (before deducting expenses) received by the Partnership Entities, on the one hand, and the total discounts and commissions received by the Purchasers with respect to the Offered Securities purchased under this Agreement, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Entities or the Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership Entities and the Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), in no event shall a Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Purchaser with respect to the offering of the Offered Securities exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective purchasing obligations hereunder and not joint. For purposes of this Section 7(d), each director, affiliate, officer and employee of a Purchaser and each person, if any, who controls a Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Purchaser, and each director of the Partnership Entities, and each person, if any, who controls any of the Partnership Entities with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Partnership Entities.
(e)  The Purchasers severally confirm and the Partnership Entities acknowledge and agree that the third paragraph, the second sentence of the ninth paragraph, the eleventh paragraph and the twelfth paragraph, in each case under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and Final Offering Memorandum constitute the only information concerning such Purchasers furnished in writing to the Partnership by or on behalf of the Purchasers specifically for inclusion in the Preliminary Offering Memorandum, Final Offering Memorandum, any Issuer Free Writing Communication, any Blue Sky Applications, any Exchange Act reports or in any amendment or supplement thereto.
(f)  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.
8.      Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Purchasers are obligated to purchase on the Closing Date, the Representative may make arrangements satisfactory to the Partnership for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase on the Closing Date. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Purchasers are obligated to purchase on the Closing Date and arrangements satisfactory to the Representative and the Partnership for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Partnership, except as provided in Section 9 hereof. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section 8. Nothing herein will relieve a defaulting Purchaser from liability for its default.
9.      Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Partnership Entities or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Partnership Entities or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Partnership Entities shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 4 and the respective obligations of the Partnership Entities and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (i)(A), (ii), (iii) or (iv) of Section 6(e), the Partnership Entities will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Section 4 shall remain in effect.
10.  Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, hand-delivered, telecopied or transmitted electronically and confirmed to the Purchasers, Wells Fargo Securities, LLC, 550 S. Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Leveraged Syndicate, or by email at: IBCMDCMLSHYLeveragedSyndicate@wellsfargo.com, or, if sent to any of the Partnership Entities, will be mailed, hand-delivered, telecopied or transmitted electronically and confirmed to 500 West Texas, Suite 1200, Midland, Texas 79701, Attention: P. Matt Zmigrosky; provided, however, that any notice to a Purchaser pursuant to Section 7 will be mailed, hand-delivered, telecopied or transmitted electronically and confirmed to such Purchaser.
11.      Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of the Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 4(b) and the last sentence in Section 4(d) hereof against the Partnership Entities as if such holders were parties thereto.
12.      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the parties hereto represents and warrants to the other parties that it has the capacity and authority to execute this Agreement through electronic means. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
13.      Representation of Purchasers. The Representative will act for the several Purchasers in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Purchasers.
14.       Absence of Fiduciary Relationship. Each of the Partnership Entities acknowledges and agrees that:
(a)  No Other Relationship. The Purchasers have been retained solely to act as initial purchasers in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between any of the Partnership Entities, on the one hand, and any Purchaser, on the other, has been created in respect of any of the transactions contemplated by this Agreement, the Preliminary Offering Memorandum or the Final Offering Memorandum, irrespective of whether any Purchaser has advised or are advising any of the Partnership Entities on other matters;
(b)  Arm’s-Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Partnership Entities following discussions and arm’s-length negotiations with the Representative and the Partnership Entities are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;
(c)   Absence of Obligation to Disclose. Each of the Partnership Entities has been advised that each Purchaser and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Partnership Entities and that each Purchaser has no obligation to disclose such interests and transactions to the Partnership Entities by virtue of any fiduciary, advisory or agency relationship; and
(d)  Waiver. Each of the Partnership Entities waives, to the fullest extent permitted by law, any claims it may have against any Purchaser for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Purchasers shall have no liability (whether direct or indirect) to the Partnership Entities in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Partnership Entities, including members, stockholders, employees or creditors of the Partnership Entities.
15.      Applicable Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York.
Each of the Partnership Entities hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Partnership Entities irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. THE PARTNERSHIP ENTITIES HEREBY AGREE ON THEIR OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF THEIR SECURITY HOLDERS, TO WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING, WITHOUT LIMITATION, THE OFFERING).

16.  Recognition of the U.S. Special Resolution Regimes.
(a)  In the event that any Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)  In the event that any Purchaser that is a Covered Entity or a BHC Act Affiliate of such Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
17.  Patriot Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Partnership Entities, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.
[Signature pages follow.]

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to one of the counterparts hereof, whereupon it will become a binding agreement among the Partnership Entities and the several Purchasers in accordance with its terms.

Very truly yours,

VIPER ENERGY PARTNERS LP

By:	Viper Energy Partners GP LLC,
its general partner

By:	/s/ Teresa L. Dick
Name:	Teresa L. Dick
Title:	Executive Vice President, Chief Financial Officer
and Assistant Secretary

VIPER ENERGY PARTNERS GP LLC

By:	/s/ Teresa L. Dick
Name:	Teresa L. Dick
Title:	Executive Vice President, Chief Financial Officer
and Assistant Secretary

GUARANTOR:

VIPER ENERGY PARTNERS LLC

By:	/s/ Teresa L. Dick
Name:	Teresa L. Dick
Title:	Executive Vice President, Chief Financial Officer
and Assistant Secretary

Signature Page to Purchase Agreement

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

WELLS FARGO SECURITIES, LLC

By:	/s/ Vikram Raisinghani
Name:	Vikram Raisinghani
Title:	Vice President

Acting on behalf of itself and as Representative of the several Purchasers

Signature Page to Purchase Agreement

SCHEDULE A

Purchasers	Aggregate Principal Amount of Offered Securities
Wells Fargo Securities, LLC	$88,000,000
BofA Securities, Inc.	$60,000,000
Citigroup Global Markets Inc.	$60,000,000
Barclays Capital Inc.	$24,000,000
Capital One Securities, Inc.	$24,000,000
Goldman Sachs & Co. LLC	$24,000,000
J.P. Morgan Securities LLC	$24,000,000
PNC Capital Markets LLC	$24,000,000
Scotia Capital (USA) Inc.	$24,000,000
Truist Securities, Inc.	$24,000,000
BOK Financial Securities, Inc.	$12,000,000
Comerica Securities, Inc.	$12,000,000
Total	$400,000,000

SCHEDULE B
GUARANTOR
1.    Viper Energy Partners LLC

SCHEDULE C
Issuer Free Writing Communications (included in the General Disclosure Package)
1. Final term sheet, dated October 12, 2023, a copy of which is attached hereto as Annex I.

ANNEX I

VIPER ENERGY PARTNERS LP
7.375% SENIOR NOTES DUE 2031

Pricing Supplement
Viper Energy Partners LP
$400,000,000 7.375% Senior Notes due 2031
October 12, 2023

Pricing Supplement

Issuer	Viper Energy Partners LP
Title of Securities	7.375% Senior Notes due 2031 (the “notes”)
Aggregate Principal Amount	$400,000,000
Gross Proceeds	$400,000,000 (before deducting the initial purchasers’ discount and commissions and estimated offering expenses of the Partnership)
Use of Proceeds	The Issuer intends to use the net proceeds to pay a portion of the cash consideration for the GRP Asset Purchase upon closing (assuming it occurs).
Distribution	Rule 144A/Regulation S without registration rights
Maturity Date	November 1, 2031
Issue Price	100%
Coupon	7.375%
Yield to Maturity	7.375%
Interest Payment Dates	Each May 1 and November 1, commencing May 1, 2024
Record Dates	April 15 and October 15 of each year
Trade Date	October 12, 2023
Settlement Date
October 19, 2023 (T+5). It is expected that delivery of the notes will be made against payment therefor on or about October 19, 2023, which is the fifth business day following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing should consult their own advisors.

Special Mandatory Redemption	Under certain circumstances described in the Preliminary Offering Memorandum, the Issuer will be required to redeem all of the outstanding notes pursuant to a special mandatory redemption at a redemption price equal to 100% of the initial issue price of the notes, as set forth above, plus accrued and unpaid interest, if any, to, but excluding, the date of such special mandatory redemption.

Optional Redemption
On and after November 1 of the following years and at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, on the notes redeemed during the periods indicated below:

	Date	Percentage
	2026	103.688%
	2027	101.844%
	2028 and thereafter	100.000%
Optional Redemption with Equity Proceeds	Up to 40% at 107.375% prior to November 1, 2026
Make-Whole Redemption	Make-whole redemption at Applicable Premium calculated based on the treasury rate plus 50 basis points prior to November 1, 2026
Offer to Purchase upon a Change of Control	101% plus any accrued and unpaid interest, if any
Ratings*	Ba3 (Moody’s) / BBB- (S&P) / BB- (Fitch)
Active Joint Book-Running Managers	Wells Fargo Securities, LLC BofA Securities, Inc. Citigroup Global Markets Inc.
Joint Book-Running Managers
Barclays Capital Inc.
Capital One Securities, Inc.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
PNC Capital Markets LLC
Scotia Capital (USA) Inc.
Truist Securities, Inc.
BOK Financial Securities, Inc.
Comerica Securities, Inc.

CUSIP Numbers	144A CUSIP: 92763MAB1 Regulation S CUSIP: U9226KAB7
ISIN Numbers	144A ISIN: US92763MAB19 Regulation S ISIN: USU9226KAB71
Denominations	Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof
_________________________________________________

*A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.